BYLAWS

OF

SB TECHNOLOGY HOLDINGS, INC.

Adopted on OCTOBER 21, 2025.

Amendments are listed on page i

AMENDMENTS

Section	Effect of Amendment	Date of Amendment

TABLE OF CONTENTS

Page(s)

Table of Contents
(continued)

BYLAWS

of

SB TECHNOLOGY HOLDINGS, INC.

SECTION 1. DEFINITIONS

As used in these Bylaws, the following terms shall have the following meanings:

"Articles of Incorporation" means the corporation's Articles of Incorporation and all amendments as filed with the Florida Secretary of State.

"Board" means the Board of Directors of the corporation.

"Electronic transmission" means an electronic communication not directly involving the physical transfer of a record in a tangible medium that may be retained, retrieved and reviewed by the sender and the recipient and that may be directly reproduced in a tangible medium by such a sender and recipient.

"Execute," "executes" or "executed" means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender's identity with respect to an electronic transmission.

"Record" means information inscribed on a tangible medium or contained in an electronic transmission.

"Tangible medium" means a writing, copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.

"Florida Business Corporation Act" means the Florida Business Corporation Act of the state of Florida, as now or hereafter amended.

"Writing" or "written" means embodied in a tangible medium, and excludes an electronic transmission.

SECTION 2. SHAREHOLDERS

2.1 Annual Meeting

The annual meeting of the shareholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, on such date and at such time to be determined by the Board. Shareholders may act by consent set forth in a record in accordance with Section 2.14 to elect Directors in lieu of holding a meeting.

2.2 Special Meetings

The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have delivered to the Secretary one or more demands for such meeting, describing the purpose or purposes for which it is to be held, which demands shall be set forth either (i) in an executed written record or (ii) if the corporation has designated an address, location or system to which the demands may be electronically transmitted and the demands are electronically transmitted to that designated address, location or system, in an executed electronically transmitted record. The record date for determining shareholders entitled to demand a special meeting is the date of delivery of the first shareholder demand in compliance with this Section 2.2.

2.3 Meetings by Communications Equipment

Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4 Date, Time and Place of Meeting

Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5 Notice of Meeting

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.1 Number of Days' Notice

(a) **Normal Business.** Except as provided in paragraph (b) of this Section 2.5.1, notice of the meeting shall be provided not less than 1 or more than 60 days before the meeting.

(b) **Amendment to Articles of Incorporation, Merger or Share Exchange, Sale of Assets or Dissolution.** Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 1 or more than 60 days before the meeting.

2.5.2 Adjourned Meeting

If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.

2.5.3 Notice of Special Meeting Called by Shareholders

Upon request of shareholders in accordance with Section 2.2, the shareholders may request that the corporation call a special meeting of shareholders. Within 30 days of such a request, it shall be the duty of the Secretary to provide notice of a special meeting of shareholders to be held on such date and at such place and hour as the Board may fix.

2.5.4 Type of Notice

(a) **Notice Provided in a Tangible Medium.** Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(b) **Notice Provided in an Electronic Transmission.** Notice may be provided in an electronic transmission and be electronically transmitted.

1. **Consent to Receive Notice by Electronic Transmission.** Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Florida Business Corporation Act or other applicable statute or regulation.

2. **Revocation of Consent to Receive Notice by Electronic Transmission.** A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

3. **Posting Notice on an Electronic Network.** Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.5 Effectiveness of Notice

(a) **Notice by Mail.** Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders.

(b) **Notice by Telegraph, Teletype or Facsimile Equipment.** Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation.

(c) **Notice by Air Courier.** Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders.

(d) **Notice by Ground Courier or Other Personal Delivery.** Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e) **Notice by Electronic Transmission.** Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient, together with comprehensible instructions regarding how to obtain access to the posting of the electronic network.

(f) **Notice by Publication.** Notice given by publication is effective five days after first publication.

2.6 Waiver of Notice

2.6.1 By Delivery of a Record

Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Florida Business Corporation Act, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective, shall be the equivalent of the giving of such notice. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

2.6.2 Waiver by Attendance

Notice of the time, place and purpose of any meeting will be waived by any shareholder by such shareholder attending the meeting in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.6.3 Waiver of Objection

A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter when it is presented.

2.7 Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

For the purpose of determining shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment of such meeting, (b) demand a special meeting, or (c) receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for determining shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for determining shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8 Voting Record

At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for 10 days prior to such meeting, and shall be kept open through such meeting, for the inspection of any shareholder or any shareholder's agent or attorney.

2.9 Quorum

A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Florida Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall

constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10 Manner of Acting

2.10.1 Matters Other Than the Election of Directors

If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Florida Business Corporation Act requires a greater number of affirmative votes.

2.10.2 Election of Directors

Directors shall be elected in the manner set forth in Section 2.13.

2.11 Proxies

A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing.

2.11.1 Written Authorization

Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means, including, but not limited to, by facsimile signature.

2.11.2 Recorded Telephone Call, Voice Mail or Other Electronic Transmission

Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the

information upon which they relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election, provided that they are retained for at least 60 days.

2.11.3 Effectiveness of Appointment of Proxy

An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting, but shall not be valid after the final adjournment.

2.11.4 Revocability of Proxy

An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under Section 607.0722 of the Florida Business Corporation Act. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.11.5 Death or Incapacity of Shareholder Appointing a Proxy

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority, unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

2.11.6 Acceptance of Proxy's Vote or Action

Subject to Section 607.0722 of the Florida Business Corporation Act and to any express limitation on the proxy's authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

2.11.7 Meaning of Sign or Signature

For the purposes of this Section 2.11, "sign" or "signature" includes any manual, facsimile, conformed or electronic signature.

2.12 Voting of Shares

Except as provided in the Articles of Incorporation or in Section 2.13, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.13 Voting for Directors

Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote or, if cumulative voting is not denied in the Articles of Incorporation, each shareholder may cumulate such shareholder's votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of such shareholder's shares. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected. Directors may be elected by consent in lieu of an annual or special meeting in accordance with Section 2.14.

2.14 Action by Shareholders Without a Meeting

Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting or a vote in accordance with any applicable provisions set forth in the Articles of Incorporation.

If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is signed. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each shareholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the shareholders are effective when consents sufficient to authorize taking the action are in possession of the corporation. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Florida Business Corporation Act.

3.2 Number and Tenure

The Board shall be composed of not less than one or more than seven Directors, the specific number to be set by resolution of the Board from time to time. The number of authorized Directors may be changed from time to time by amending these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the corporation or residents of the state of Florida and need not meet any other qualifications.

3.3 Regular Meetings

By resolution, the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5 Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each Director in the form of a record or orally, as provided below.

Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.6.1 Number of Days' Notice

Notice of the meeting shall be given at least 24 hours before the meeting.

3.6.2 Type of Notice

(a) **Oral Notice.** Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b) **Notice Provided in a Tangible Medium.** Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c) **Notice Provided in an Electronic Transmission.** Notice may be provided in an electronic transmission and be electronically transmitted.

1. **Consent to Receive Notice by Electronic Transmission.** Notice to Directors in an electronic transmission is effective only with respect to Directors who have consented to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Florida Business Corporation Act or other applicable statute or regulation.

2. **Revocation of Consent to Receive Notice by Electronic Transmission.** A Director who has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation. The consent of a Director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

3. **Posting Notice on an Electronic Network.** Notice to Directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the Director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.3 Effectiveness of Written Notice

(a) **Notice by Mail.** Notice given by mail is effective upon its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the Director at his or her address shown on the records of the corporation.

(b) **Notice by Registered or Certified Mail.** Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c) **Notice by Telegraph, Teletype or Facsimile Equipment.** Notice sent to the Director's address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.

(d) **Notice by Private Carrier.** Notice given by private carrier is effective when received by the Director.

(e) **Personal Notice.** Notice given by personal delivery is effective when received by the Director.

(f) **Notice of Electronic Transmission.** Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.4 Effectiveness of Oral Notice

(a) **Notice in Person or by Telephone.** Oral notice is effective when received by the Director.

(b) **Notice by Wire or Wireless Equipment.** Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the Director.

3.7 Waiver of Notice

3.7.1 In Writing

A Director may waive any notice required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Florida Business Corporation Act before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. The waiver must be delivered by the Director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. Such waiver shall be set forth either in an executed written record or, if the corporation has designated an address,

location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.7.2 By Attendance

A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 Quorum

A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9 Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Florida Business Corporation Act.

3.10 Presumption of Assent

A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11 Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so

taken are executed by all of the Directors or by all of the members of such committee either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Action taken by consent of Directors without a meeting is effective when the last Director executes the consent, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 Resignation

Any Director may resign from the Board or any committee of the Board at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery of the notice, unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal

At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.14 Vacancies

Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office to be held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15 Executive and Other Committees

3.15.1 Creation of Committees

The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Unless otherwise permitted by the Florida Business Corporation

Act, each committee must have two or more members, who shall serve at the pleasure of the Board.

3.15.2 Authority of Committees

Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee of the Board, (d) amend the Articles of Incorporation pursuant to he Florida Business Corporation Act, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.15.3 Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.4 Removal

The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16 Compensation of Directors and Committee Members

By Board resolution, Directors and committee members may be paid their expenses, if any, of attending each Board or committee meeting, a fixed sum for attending each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1 Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers and any other officer and to prescribe the respective terms of office, authority and duties. As used in these Bylaws, the term "executive officer" means the President, any Vice President in charge of a principal business unit, division or function or any

other officer who performs a policy-making function. The Board may delegate to any executive officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2 Resignation

Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3 Removal

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4 Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5 Chairman of the Board

If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

4.6 President

If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7 Vice President

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by

resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8 Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9 Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2 Certificates for Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by (a) any two officers designated by the Board or (b) if no specific designation is made, by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3 Issuance of Shares Without Certificates

The Board may authorize the issue of some or all of the shares of any or all of the corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Florida law.

6.4 Stock Records

The stock transfer books shall be kept at the corporation's principal office or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.5 Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"). NO INTEREST IN SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS."

6.6 Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.7 Lost or Destroyed Certificates

In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7. BOOKS AND RECORDS

The corporation shall:

(a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b) Maintain appropriate accounting records.

(c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) Keep a copy of the following records at its principal office:

1. the Articles of Incorporation and all amendments thereto as currently in effect;

2. these Bylaws and all amendments thereto as currently in effect;

3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

4. the financial statements described in Section 607.1601 of the Florida Business Corporation Act, for the past three years;

5. all communications in the form of a record to shareholders generally within the past three years;

6. a list of the names and business addresses of the current Directors and officers; and

7. the corporation's initial report or most recent annual report delivered to the Florida Secretary of State.

SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

SECTION 9. CORPORATE SEAL

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new

Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

* * * *

These Bylaws were adopted by the Board of Directors on October 21, 2025.

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President & Director
Name: William Farrand

Notary Area

State of

County of

This record was acknowledged before me on

___________ (date)

by ____________________________(name(s)

of individual(s)).

Signature of notarial officer

Stamp

Title of office

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